UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 of 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 8, 2015 (June 2, 2015)

American Realty Capital Hospitality Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55394	80-0943668
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation or		Identification No.)
organization)

405 Park Avenue

New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Summit Agreements

On June 2, 2015, American Realty Capital Hospitality Trust, Inc. (the “Company”), through a wholly owned subsidiary of the Company’s operating partnership, entered into two separate agreements (the “First Summit Agreement” and the “Second Summit Agreement” and, collectively, the “Summit Agreements”) to purchase fee simple interests in an aggregate portfolio of 26 hotels containing an aggregate of 2,793 guestrooms (the “Summit Portfolio”) from affiliates of Summit Hotel OP, LP, the operating partnership of Summit Hotel Properties, Inc. (collectively, the “Summit Sellers”), for an aggregate cash purchase price of approximately $351.4 million, subject to closing prorations and other adjustments.

The Summit Sellers do not have any material relationship with the Company or its subsidiaries, other than through the Summit Agreements and other related contracts to be entered into upon closing of the transactions described in the Summit Agreements.

The 26 hotels are expected to be purchased in three separate closings (each, a “Closing”), which are scheduled to occur in the third quarter of 2015 (10 hotels pursuant to the First Summit Agreement), the fourth quarter of 2015 (10 hotels pursuant to the Second Summit Agreement) and the first quarter of 2016 (six hotels pursuant to the First Summit Agreement). The Company has certain rights to postpone each of the Closings.

The acquisition of the hotels being purchased at any particular Closing is not conditioned on the acquisition of the other hotels at that Closing or any other Closing. In addition, the Company has the right to terminate the applicable Summit Agreement with respect to a particular hotel under certain circumstances, including if there are title issues or material casualties or condemnations involving a particular hotel. Accordingly, there can be no assurance that all 26 hotels or any of them will be purchased on the terms described above or at all. If any of the hotels is not purchased pursuant to the applicable Summit Agreement, the aggregate cash purchase price will be adjusted accordingly.

On June 5, 2015, the Company made an initial earnest money deposit of $7.4 million with respect to the First Summit Agreement and $2.6 million with respect to the Second Summit Agreement. Pursuant to each of the Summit Agreements, the Company has the right, during a due diligence period that expires on July 15, 2015, to elect to terminate the applicable Summit Agreement and obtain a refund of the initial deposit. On July 15, 2015, unless the Company has elected to terminate the applicable Summit Agreement during the due diligence period, the Company will be obligated to make an additional earnest money deposit of $18.7 million with respect to the First Summit Agreement and $6.5 million with respect to the Second Summit Agreement which, together with the initial deposits, will be credited toward the purchase price at the Closings and the Company will no longer have the right to terminate the Summit Agreements and obtain a refund of either the initial or the additional deposits, except in certain limited circumstances. The additional deposits due will also be subject to a pro rata adjustment to the extent any hotel is not purchased pursuant to the applicable Summit Agreement. The initial deposits were funded with proceeds from the Company’s ongoing initial public offering. The Company anticipates funding the additional deposits when due with proceeds from the Company’s ongoing initial public offering and the remainder of the purchase price at the Closings with a combination of proceeds from the Company’s ongoing initial public offering and mortgage debt financing. There can be no assurance that the Company will be able to obtain such financing on favorable terms or at all.

Pursuant to the terms of the Summit Agreements, the Company’s obligation to consummate any Closing is subject to certain conditions customary to closing. Among other customary conditions, new franchise agreements with respect to each hotel must be entered into by the Company. The Company expects to enter into new long-term franchise agreements for each hotel.

The Summit Agreements also contain customary representations, warranties and covenants by the parties and customary indemnification provisions.

The following table lists the 26 hotels in the Summit Portfolio.

Hotel	Location	Number of Rooms

Hotels to be purchased at first Closing (scheduled closing in the third quarter of 2015):

Hampton Inn	Medford, OR	75
DoubleTree	Baton Rouge, LA	127
Fairfield Inn & Suites	Baton Rouge, LA	78
Springhill Suites	Baton Rouge, LA	78
TownePlace Suites	Baton Rouge, LA	90
Hampton Inn & Suites	El Paso, TX	139
Hampton Inn	Ft. Wayne, IN	118
Residence Inn	Ft. Wayne, IN	109
Courtyard by Marriott	Flagstaff, AZ	164
Springhill Suites	Flagstaff, AZ	112

Hotels to be purchased at second Closing (scheduled closing in the fourth quarter of 2015):

Residence Inn	Jackson, MS	100
Holiday Inn Express	Vernon Hills, IL	119
Courtyard by Marriott	Germantown, TN	93
Courtyard by Marriott	Jackson, MS	117
Fairfield Inn & Suites	Germantown, TN	80
Residence Inn	Germantown, TN	78
Aloft	Jacksonville, FL	136
Staybridge Suites	Ridgeland, MS	92
Homewood Suites	Ridgeland, MS	91
Courtyard by Marriott	El Paso, TX	90

Hotels to be purchased at third Closing (scheduled closing in the first quarter of 2016):

Fairfield Inn & Suites	Spokane, WA	84
Fairfield Inn & Suites	Denver, CO	160
SpringHill Suites	Denver, CO	124
Hampton Inn	Ft. Collins, CO	75
Fairfield Inn & Suites	Bellevue, WA	144
Hilton Garden Inn	Ft. Collins, CO	120

The summaries of the material terms of the Summit Agreements are not intended to be complete and are qualified in their entirety by reference to the Summit Agreements. The Company will file the Summit Agreements as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015.

Wheelock Agreement

On June 2, 2015, the Company, through a wholly owned subsidiary of the Company’s operating partnership, entered into an Agreement for Sale and Purchase (the “Wheelock Agreement”) with affiliates of Wheelock Real Estate Fund, L.P. (collectively, the “Wheelock Sellers”) pursuant to which one or more subsidiaries of the Company will acquire the fee simple interests held by the Wheelock Sellers in five Marriott-branded hotels containing an aggregate of 565 guestrooms (collectively, the “Wheelock Portfolio”) for an aggregate cash purchase price of $92.5 million, subject to closing prorations and other adjustments.

The Wheelock Sellers do not have any material relationship with the Company or its subsidiaries, other than through the Wheelock Agreement and other related contracts to be entered into upon closing of the transaction described in the Wheelock Agreement.

On June 5, 2015, the Company made an initial earnest money deposit of $3.0 million. Pursuant to the Wheelock Agreement, the Company has the right, during a due diligence period that expires on July 13, 2015, to elect to terminate the Wheelock Agreement and obtain a refund of the initial deposit. On July 13, 2015, unless the Company has elected to terminate the Wheelock Agreement during the due diligence period, the Company will become obligated to make an additional earnest money deposit of $5.0 million which, together with the initial deposit, will be credited toward the purchase price at the closing and the Company will no longer have the right to terminate the Wheelock Agreement and obtain a refund of either the initial or the additional deposits, except in certain limited circumstances. The initial deposit was funded with proceeds from the Company’s ongoing initial public offering. Closing is currently anticipated to occur during the fourth quarter of 2015. The Company anticipates funding the additional deposit with proceeds from the Company’s ongoing initial public offering and the remainder of the purchase price at closing with a combination of proceeds from the Company’s ongoing initial public offering and mortgage debt financing. There can be no assurance that the Company will be able to obtain such financing on favorable terms or at all.

Pursuant to the terms of the Wheelock Agreement, the Company’s obligation to consummate the acquisition of the Wheelock Portfolio is subject to certain conditions customary to closing. Among other customary conditions, new franchise agreements with Marriott International, Inc. with respect to each hotel must be entered into by the Company. The Company expects to enter into new long-term franchise agreements for each hotel.

The Wheelock Agreement also contains customary representations, warranties and covenants by the parties and customary indemnification provisions.

The following table lists the five hotels in the Wheelock Portfolio.

Hotel	Location	Number of Rooms

Springhill Suites Cincinnati North/Forest Park	Cincinnati, OH	124

Courtyard College Station	College Station, TX	125

Courtyard Nashville at Opryland	Nashville, TN	94

Fairfield Inn & Suites Nashville at Opryland	Nashville, TN	109

Courtyard Austin Round Rock	Austin, TX	113

The summary of the material terms of the Wheelock Agreement is not intended to be complete and is qualified in its entirety by reference to the Wheelock Agreement. The Company will file the Wheelock Agreement as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015.

Item 8.01. Other Events

Press Release

On June 8, 2015, the Company issued a press release announcing the Summit Agreements, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

Exhibit 99.1	Press Release dated June 8, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

Date: June 8, 2015	By:	/s/ Jonathan P. Mehlman
	Name:	Jonathan P. Mehlman
	Title:	Chief Executive Officer and President